EXHIBIT 10.3

                          FORM OF AMENDED AND RESTATED
                  INVESTMENT ADVISORY AND MANAGEMENT AGREEMENT




                            [DRAFT OF AUGUST 2, 1999]


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                              AMENDED AND RESTATED
                  INVESTMENT ADVISORY AND MANAGEMENT AGREEMENT

        THIS AGREEMENT, dated as of January 1, 1999 (this "Agreement"), is made by and between Alliance Capital Management L.P. (together with any affiliated successor to its business, "Alliance"), Alliance Corporate Finance Group Incorporated ("Corporate Finance"), an indirect wholly owned subsidiary of Alliance, and The Equitable Life Assurance Society of the United States ("Client").

                                   WITNESSETH:

        WHEREAS, Client desires to avail itself of the experience, analysis and advice of Alliance and Corporate Finance and to have them provide the services hereinafter set forth upon the terms and conditions contained in this Agreement;

        WHEREAS, Client is an investment manager as that term is used in the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), for the various pension plans which participate in certain separate accounts of Client and, in meeting its responsibilities as investment manager to such accounts, Client desires to avail itself of the experience, advice, assistance and facilities of Alliance and Corporate Finance and to have them undertake the duties and responsibilities set forth in this Agreement upon the following terms and conditions;

        WHEREAS, Alliance and Corporate Finance are willing to perform such services and undertake such duties and responsibilities upon such terms and conditions;

        WHEREAS, Alliance, Corporate Finance and Client previously entered into an Investment Advisory and Management Agreement, dated as of July 22, 1993, as amended (the "Initial Advisory Agreement"), and a related Accounting, Valuation, Reporting and Treasury Services Agreement, dated as of July 22, 1993, as amended (the "Initial Accounting Agreement"); and

        WHEREAS, Alliance, Corporate Finance and Client desire to amend the Initial Advisory Agreement and the Initial Accounting Agreement with respect to the General Accounts (as hereinafter defined) but not with respect to any of the Separate Accounts (as hereinafter defined) as of the date hereof and thereafter to continue the arrangements and understandings set forth in such agreements, as amended;

        NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereby amend and restate the Initial Advisory Agreement as follows:

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        SECTION 1. Investment Advisory Services. As referred to in this
Agreement, the term "Adviser" refers to each of Alliance and Corporate Finance. On and after the date hereof, Adviser will act as investment adviser with respect to those certain assets which Client designates Adviser to manage and which are held in (i) segments of its general account and its Separate Accounts 43, 46 and 48 that are evidenced by securities or interests in joint ventures other than asset classes or portfolios listed in Schedule 1 attached to and made a part of this Agreement (the "General Accounts") and (ii) Separate Accounts other than Separate Accounts 43, 46 and 48 and the separate accounts described in Schedule 2 attached to and made a part of this Agreement (the included Separate Accounts being referred to herein as the "Separate Accounts") (the General Accounts and the Separate Accounts being collectively referred to as the "Accounts"). Alliance and Client have agreed to a list specifying the asset categories in the General Accounts and the Separate Accounts with respect to which any of Alliance or Corporate Finance may provide advisory services in accordance with the terms of this Agreement. As regards such asset categories and Separate Accounts and such services, and related matters including recommendations and communications hereunder, references to Adviser shall be to the company so specified.

        In deciding on the manner in which to recommend the assets be invested, Adviser will act in accordance with the investment policy statements or other similar guidelines which are furnished in writing by Client (the "Investment Guidelines"). Adviser will make recommendations with respect to the investment of the Accounts. Recommendations will be communicated to an appropriate investment officer of Client and Client will make investment decisions which will be communicated in writing or orally (in which case, they shall be promptly confirmed in writing) to Adviser.

        Where Client has instructed Adviser that it wishes to vote the proxies for any shares of stock or other voting securities held in the Accounts, Adviser may make recommendations to Client on the voting of such proxies.

        Adviser shall use its best efforts to ensure that recommendations made pursuant to this Agreement comply with all applicable provisions of the New York Insurance Law of which it has been advised by Client or of which it is otherwise aware; provided, however, that ultimate responsibility for compliance shall remain with Client.

        Nothing herein shall be deemed to preclude Client from arranging to receive investment advisory services from other investment advisers respecting any Client assets, including any assets in the Accounts.

        SECTION 2. Investment Management Services. Adviser is hereby granted the following power and authority with respect to the Accounts:


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        Adviser is authorized to place orders for the execution of securities transactions for the Accounts as may be recommended to and accepted by Client with or through such brokers, dealers or issuers as Adviser may select in accordance with Section 5 below. Adviser recognizes that it will be a fiduciary under ERISA with respect to the Separate Accounts. Subject to those obligations and its policy to allocate investment opportunities among clients and among the Accounts over a period of time on a fair and equitable basis, transactions in securities may be effected on behalf of clients of Adviser other than Client from whom Adviser has discretionary trading or investment authority prior to the time that recommendations for transactions in the same securities may be communicated to Client (or executed by or on behalf of Client), and at different prices.

        Securities held in the Accounts may be loaned by Adviser to appropriate institutions in accordance with the prior written consent of Client as set forth in this Section 2.

        In connection with its management authority over the assets of the Accounts, Adviser will vote the proxies for all shares of stock or other voting securities held in the Accounts, unless otherwise instructed in writing by Client as set forth in Section 1.

        Adviser shall use its best efforts to ensure that investments undertaken pursuant to this Agreement comply with all applicable provisions of the New York Insurance Law of which it has been advised by Client or of which it is otherwise aware; provided, however, that ultimate responsibility for compliance shall remain with Client.

        SECTION 3. Custody and Reports to Client Records. Client will either maintain custody itself or establish and maintain for the term of this Agreement a custody account or accounts with The Chase Manhattan Bank, N.A. or with another New York bank or banks mutually satisfactory to Client and Adviser (the "Custodian") for all assets of the Accounts. All such assets shall be and remain the property of and shall remain under the ultimate control of Client. Client will itself and will cause the Custodian to inform Adviser promptly of all assets placed in the Accounts and will establish reporting and accounting arrangements such that Adviser will be fully informed at all times as to the assets in the Accounts. Adviser shall be fully protected and indemnified by Client in relying on such reporting and accounting arrangements. Adviser will furnish to Client such reports as Client and Adviser may agree to in writing from time to time. Adviser shall meet with designated representatives of Client once each calendar quarter to review the investment performance of the Accounts and such other matters as Client may reasonably request.

        Client shall have the right to review the books, records and accounts of Adviser relating to the assets from time to time in the Accounts upon giving reasonable notice of


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its intent to conduct such a review. In the event of such review, Adviser shall give to Client reasonable cooperation and access to all books, records and accounts necessary to such review. Each party shall be and remain sole owner of its own records, including but not limited to business and corporate records, regardless of the use or possession by either party of the other party's records. All records relating to the Accounts (or copies thereof) shall be turned over to Client, or as it may direct, upon termination of this Agreement.

        SECTION 4. Fee for Services. Client will pay Adviser fees for services performed by Adviser under this Agreement in accordance with Appendix I and Appendix II annexed to and made a part of this Agreement. The fees may be as mutually adjusted by Client and Adviser; provided, however, that the fees for investments receiving performance fee treatment shall continue unchanged so long as such investments are subject to this Agreement; and provided, further, that prior to December 31, 2003, there shall be no change in the asset-based annual fee rates set forth in Appendix I in respect of the following General Account asset classes: Core Public Bonds, Core Private Placements, Public High Yield Bonds, Emerging Markets and Limited Partnerships/Enhanced Return Funds other than those assets in such classes specifically agreed to by Client or Adviser (together the "General Account Classes").

        The total annual fees paid to Adviser pursuant to this Section 4 for services in respect of assets in the General Account Classes plus the total annual fees paid to Adviser with respect to the corresponding general account asset classes managed by Adviser pursuant to the Investment Advisory Agreement, dated as of July 22, 1993, between the Adviser and The Equitable of Colorado, Inc., as amended, plus the annual asset-based consulting fees set forth in Appendix I with respect to services for the DLJ Bridge facility, the DLJ Senior Debt facility, and the alternative investments recommended by Gregoire Advisory Services, Inc. or any successor thereto for each calendar year beginning January 1, 1999, to and including the year beginning January 1, 2003, shall not be less than $38 million (the "Fixed General Account Aggregate Fee Amount"), provided that for each year the Fixed General Account Aggregate Fee Amount shall be decreased in an amount which shall be equal to the reduction in the aggregate amount of fees actually earned in respect of any of the General Account Classes for the relevant year, as calculated in accordance with Appendix I, to the extent such reduction in fees is due to:

              the disposition, by sale or reinsurance, by Client of a book of insurance, such that Client ceases to own some or all of the assets in a General Account Class;

              the net reduction in General Account assets resulting from the movement of policyholder assets from the General Accounts to separate accounts with respect to which Adviser provides advisory services;


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              the investment by Client of General Account Class assets in any of the investment vehicles as are agreed to by Client and Adviser and listed on
Schedule 3 hereto, as such schedule is amended from time to time, net of amounts of uninvested capital returned from such investment vehicles; or

              any reduction in value of assets in General Account Classes resulting from the writing down to fair value of the original cost of any security held in a General Account pursuant to FASB 115 (accounting for certain investments in debt and equity securities).

        Solely in the case of an event described in (c) above, the asset-based consulting fee rate specified in Appendix I shall not be included in the fee rate used to calculate the applicable reduction amount.

        SECTION 5. Brokerage. Adviser, in its sole discretion, will seek to obtain the best prices and execution for all orders placed for the Accounts, considering all circumstances. Adviser may, in the allocation of business, consider the statistical data, research and other services furnished to Adviser by brokers and dealers which, to the extent permitted by ERISA only in the case of the Separate Accounts, may include affiliates of Client without having to demonstrate that such services are of a direct benefit to the Accounts. Such services may be used by Adviser in connection with its other advisory activities or investment operations. The costs of using such brokers and dealers may be somewhat higher than the costs of brokers or dealers who do not provide such services. Transactions for the Accounts may be executed as part of concurrent authorizations to purchase or sell the same security for other accounts served by Adviser. When these concurrent transactions occur, Adviser's objective will be to allocate the executions so as not to discriminate among accounts. From time to time certain affiliates of Adviser which are broker-dealers may effect transactions on behalf of the Separate Accounts but only if Adviser complies with the provisions of Prohibited Transaction Exemption 86- 128 issued by the U.S. Department of Labor under ERISA or any amendment or successor to such Exemption. Client acknowledges that from time to time certain affiliates of Adviser which are members of a national securities exchange may effect transactions on behalf of the Accounts on such exchange pursuant to Section 11(a) of the Securities Exchange Act of 1934 and Rule 11a2-2(T) thereunder. Such affiliates may receive compensation in connection with such transaction. Client consents to such affiliates retaining such compensation pursuant to Section 11(a) of the Securities Exchange Act and Rule 11a2-2(T) thereunder.

        SECTION 6. Representations, Warranties and Responsibilities of Adviser. Adviser represents and warrants that each of Alliance, Corporate Finance and any


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subadviser appointed pursuant to Section 16 is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act"). If either of Alliance or Corporate Finance should, at any time, cease to be so registered, such entity will promptly notify Client. Adviser makes no representation or warranty as to the investment performance or profitability of the Accounts.

        SECTION 7. Client Representations and Warranties. Client represents and warrants that this Agreement has been duly authorized by all necessary action, corporate and other, that it constitutes the legal, valid and binding obligation of Client, and that the terms of this Agreement do not conflict with any material obligation by which it is bound, whether arising by contract, operation of law or otherwise.

        SECTION 8. Other Activities of Adviser. It is understood that Adviser and any of its affiliates may engage in any other business and furnish investment management and advisory services to others who may have investment policies similar to those followed by Adviser with respect to the Accounts. Adviser will be free, in its discretion, to make recommendations to others, or effect transactions on behalf of itself or for others which may be the same as or different from those effected on behalf of the Accounts. Subject in the case of the Separate Accounts to the requirements of ERISA, (i) nothing contained in this Agreement shall prevent Adviser or any of its affiliates, acting either as principal or agent on behalf of others, from buying or selling, or from recommending to or directing any other account to buy or sell, at any time, securities of the same kind or class directed by Adviser to be purchased or sold for the Accounts; and (ii) it is understood that Adviser, its affiliates, and any officer, director, stockholder, employee or any member of their families may have an interest in a particular transaction or in securities of the same kind or class as those whose purchase or sale Adviser may recommend or effect on behalf of the Accounts.

        Subject in the case of the Separate Accounts to its obligations as a fiduciary under ERISA, Adviser shall not be obligated to utilize for the Accounts any particular investment opportunity which comes to it. Unless Adviser determines in its sole discretion that it may appropriately do so, Adviser may refrain from purchasing on behalf of the Accounts or rendering any advice or services concerning securities of (i) companies of which Adviser, its affiliates, or any of its or their officers, directors, or employees are directors or officers, (ii) companies for which Adviser or its affiliates act as financial adviser or underwriter, or (iii) companies about which Adviser or any of its affiliates have information which Adviser deems confidential or non-public.

        SECTION 9. Liabilities of Adviser. Adviser shall discharge its duties with respect to the Separate Accounts hereunder solely in the interest of the participants in the plans participating in the Accounts and their beneficiaries with the care, skill, prudence, and


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diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims. To the extent permitted by law including in the case of the Separate Accounts the applicable provisions of ERISA, Adviser, its affiliates, directors, officers, or employees will not be liable for any action, omission, information or recommendation in connection with this Agreement or investment of the Accounts, except in the case of their willful misfeasance, bad faith, gross negligence or reckless disregard of the duties and obligations hereunder.

        SECTION 10. Assignment. No assignment, within the meaning of such term under the Advisers Act and the rules thereunder, of this Agreement shall be made by Adviser or Client. Alliance agrees to notify Client of any changes in the membership of the general partner or partners of the Alliance within a reasonable time after such change.

        SECTION 11. Termination of Agreement. This Agreement will continue through December 31, 1999. After such date this Agreement shall be effective for successive 12- month periods unless either Client or Alliance notifies the other in writing not later than the first day of any such 12-month period that this Agreement shall not be renewed at the end of such period. Nonrenewal of this Agreement by Client shall constitute a termination of this Agreement, which termination may either be for Cause (as defined below) or not for Cause. Notwithstanding the foregoing, after the end of the initial 12- month period, Client may terminate this Agreement upon 90 days written notice to Alliance and Alliance may terminate this Agreement upon 120 days written notice to Client, and Client may terminate this Agreement at any time for Cause (as defined below). Pursuant to various agreements with Client and its life insurance subsidiary, The Equitable of Colorado, Inc., Alliance and Corporate Finance are providing investment advisory services and Alliance is providing accounting, valuation, reporting and treasury services to Client and such subsidiaries. Client and Adviser agree that it would not be appropriate for Client or Adviser to be able to terminate this Agreement without terminating concurrently all such agreements. Therefore, Client and Adviser agree that a notice of termination under this Agreement shall be deemed to be a notice of termination under each such other agreement effective on the termination of this Agreement and that neither Client nor Adviser shall give a termination or nonrenewal notice under any other such agreement between Client and Adviser other than a deemed notice of termination as a result of the giving of a notice of termination under this Agreement. Upon termination of this Agreement, Adviser will furnish to Client a report containing, among other things, a statement of investments of the Accounts as of the date of termination and Client will pay to Adviser all fees accrued and unpaid to the date of termination in accordance with Appendix I.


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        If Client or Alliance gives notice of termination of this Agreement,
Client and Adviser will take all necessary steps, including, without limitation, Adviser providing Client with access to and the opportunity to consult with Adviser's employees, in order to facilitate a smooth transition of the records and responsibilities so as to avoid a disruption of services to Client. Any such transition shall begin on the giving of such termination notice, and the parties shall use their best efforts to complete such transition by the termination date. If such transition is not completed by the termination date and if Adviser continues to provide services or undertake duties and responsibilities under this Agreement, this Agreement, including without limitation the fee provisions, shall be deemed to continue in effect with respect to the services so provided or duties and responsibilities so undertaken.

        Client anticipates that if notice of termination of this Agreement is given, Client for itself and its subsidiaries and its and their servicers may wish to purchase at fair value from Adviser a perpetual, royalty-free non-exclusive license or licenses to all or part of the application, operating and reporting software and systems used by Adviser in the performance of its accounting, valuation, reporting and treasury services for Client and its life insurance subsidiaries under this Agreement and the other agreements referred to above. If notice of termination of this Agreement is given and if Client wishes to pur chase such a license or licenses, it shall give notice in writing to Adviser promptly after the giving of the termination notice, and Adviser agrees to negotiate in good faith with Client the terms and conditions of such a license or licenses. Any such license or licenses would be subject to obtaining required approvals, if any, from third parties and to the payment of any licensing fees to third parties.

        Notwithstanding anything to the contrary herein contained, if this Agreement is terminated when any outstanding investment is receiving D-Fund, Side-by-Side or other performance fee treatment as provided in Appendix I, then as to any such investment Adviser shall continue to provide investment advice to Client and continue to receive D-Fund, Side-by-Side or other performance fee payments, as the case may be, until such investment is disposed of by Client to an unrelated third-party purchaser.

        If Adviser terminates this Agreement for any reason, then Adviser shall not be entitled, with respect to any period after the effective date of termination, to any fees of any kind, including, without limitation, any fees contemplated by Section 4. Notwithstanding anything to the contrary herein contained, Adviser may terminate this Agreement if Client fails to pay any fees due and owing under this Agreement and such failure remains uncured for a period of 90 days after receipt by Client of written notice of such breach during which period Client and Adviser shall work together to resolve any disagreement concerning the calculation of such fees; provided, however, that if the disagreement concerns fees for investments receiving performance fee treatment as


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provided in Appendix I, and Client has paid the undisputed amount of all such fees for investments receiving such treatment as to which there is no disagreement, termination pursuant to this provision by reason thereof shall not become effective until completion of any arbitration under Section 14 of this Agreement with respect to the calculation of such fees unless otherwise provided in the arbitration proceedings, and provided further that if Client has paid to Adviser for any year the Fixed General Account Aggregate Fee Amount, as adjusted, pursuant to the second paragraph of Section 4, then failure by Client to pay any amount of fees in excess of such Fixed General Account Aggregate Fee Amount, as adjusted, after the notice and cure provisions specified above have been fulfilled, shall entitle the Adviser to terminate this Agreement, except that such a termination shall be deemed to be a termination by Client for Cause.

        For purposes of this Agreement, "Cause" shall mean willful misfeasance, gross negligence or reckless disregard of the duties and obligations hereunder on the part of Alliance or Corporate Finance, the material breach by Adviser of any provision hereof, any determination by the U.S. Securities and Exchange Commission (the "SEC"), other regulatory body or court of competent jurisdiction materially barring or restricting Alliance and Corporate Finance, taken as a whole, from acting as an investment adviser, or the imposition by the SEC, other regulatory body or court of competent jurisdiction of material limitations on the ability of Alliance and Corporate Finance, taken as a whole, to provide services under this Agreement.

        SECTION 12. Change or Modification of Agreement. This Agreement may not be amended, changed or modified except by an instrument in writing signed by Client and Alliance. Any such amendment, change or modification shall comply with all applicable requirements of the New York Insurance Law.

        SECTION 13. Entire Agreement Severability. This Agreement constitutes the entire understanding and agreement between Client and Adviser relating to the services provided for in this Agreement and supersedes all other prior agreements and under standings, whether written or oral, between Client and Adviser concerning this subject matter. If any term or provision of this Agreement shall be held to be invalid or unenforceable it shall not render invalid or unenforceable the remaining terms or provisions of this Agreement or affect the validity or enforceability of any of the terms or provisions of this Agreement.

        SECTION 14. Arbitration. Should an irreconcilable difference of opinion between Adviser and Client arise as to the interpretation of any matter respecting this Agreement, it is hereby mutually agreed that such differences shall be submitted to arbitration as the sole remedy available to both parties. Such arbitration shall be in accordance with the rules of the American Arbitration Association, the arbitrators shall have extensive


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experience in the insurance and/or investment advisory industries, and the arbitration shall take place in New York, New York.

        SECTION 15. Directions to Adviser and Notices. All Investment Guidelines or general directions by Client to Adviser shall be in writing signed by the chief investment officer of Client or his or her designee. Adviser may accept the same as conclusive evidence of the truth and accuracy of the statements therein contained and shall be fully protected and indemnified by Client in relying thereon. Any Investment Guideline, direction, notice, report, or other communication required or permitted to be furnished or given hereunder will be furnished or given in writing and received by Client or Adviser, as the case may be, at the following addresses:

     If to Client:
                  The Equitable Life Assurance Society of the United States 1290 Avenue of the Americas
                  New York, New York 10104

addressed to the attention of the person or persons designated by Client to receive the direction, notice, report or other communication or, in the absence of such designation, the Secretary.

     If to Alliance:
                  Alliance Capital Management L.P.
                  1345 Avenue of the Americas
                  New York, New York 10105
                  Attention:  Secretary

     If to Corporate Finance:
                  Alliance Corporate Finance Group Incorporated
                  1345 Avenue of the Americas
                  New York, New York 10105
                  Attention:  Secretary

        SECTION 16. Subadvisers. Adviser may contract with one or more direct or indirect subsidiaries of Alliance or Albion Alliance LLC for the performance of its obligations hereunder as an entirety or with respect to specified asset classes or portfolios; provided, however, that the terms and conditions of such contracts shall not be inconsistent herewith and that Adviser shall not be relieved of its duties and obligations to Client hereunder. Adviser shall be solely liable for all fees owed by it under any such contract, irrespective of whether Adviser's compensation pursuant hereto is sufficient to pay such fees.


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        SECTION 17. Governing Law. The provisions of this Agreement will be construed and interpreted in accordance with the laws of the State of New York as at the time in effect, without giving effect to the conflicts of laws principles thereof.


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        IN WITNESS WHEREOF, Adviser and Client have caused this Agreement to be executed by their representatives as of the date and year first written above.




                                      ALLIANCE CAPITAL MANAGEMENT L.P., or
                                      any affiliated successor to its business

                                      By: ALLIANCE CAPITAL MANAGEMENT
                                          CORPORATION,  its General Partner


                                      By:
                                          --------------------------------------
                                          Name:
                                          Title:



                                      ALLIANCE CORPORATE FINANCE GROUP
                                      INCORPORATED


                                      By:
                                          --------------------------------------
                                          Name:
                                          Title:



                                      THE EQUITABLE LIFE ASSURANCE SOCIETY
                                      OF THE UNITED STATES


                                      By:
                                          --------------------------------------
                                          Name:
                                          Title:

                 Schedule 1 to Amended and Restated Investment Advisory and Management Agreement, dated as of January 1, 1999, between Alliance Capital Management L.P., Alliance Corporate Finance Group Incorporated and The Equitable Life Assurance Society of the United States.

                 Excluded Asset Classes and Investment Products


      The asset classes and investment products set forth below held or to be held in Client's General Account are not included in the Accounts for which Adviser is to act as investment adviser under the Amended and Restated Investment Advisory and Management Agreement, dated as of January 1, 1999 (the "Agreement"), notwithstanding that they are evidenced by securities or interests in joint ventures. These excluded asset classes and investment products are not subject to any provisions of the Agreement, including, without limitation,
Section 4 thereof.

Real Estate Assets

      -    Mortgage loans
      -    Real estate joint ventures
      -    Specific real-estate related securities designated by Client
      -    Real estate owned by Client

Assets Managed by Client's Treasurer

      -    Short-term investments designated by Client

Assets Managed by Client's Corporate Operations

      - Securities issued by Client's affiliates, including any intercompany notes evidencing borrowings
      - Investments made pursuant to funds and programs managed or advised by DLJ

Other Assets

      -    Equitable Deal Flow Fund L.P.
      -    Securities issued by collateralized bond obligation vehicles for which Adviser or its affiliates act as investment adviser
      -    Investments made pursuant to the Community Investment Program
      - Derivative Transactions with respect to assets that are in the Accounts


                                      S-1-1

      -    Limited Partnership/Enhanced Return Funds listed below
           -    Equitable Diversified Holdings I
           -    Equitable Diversified Holdings II
           -    Albion Alliance Mezzanine Fund, L.P.
           -    The Czech Direct Equity Fund I, L.P.
           -    The Mercosul Equity Fund, L.P.
           -    Alliance Capital Funding, LLC
           -    Alliance Investment Opportunity Fund (U.S.), LLP
           -    Alliance Alpha I Partners, L.P.*
           -    Alliance Scan East Fund, L.P.*
           -    APA Excelsior III, L.P.*
           -    The US Promotional Fund, L.L.C.*
           -    Alliance Collateralized Holdings Series 1997-1: Class C Notes
           -    Alliance Investments, Limited: Class D Notes
           -    Alliance Holdings International II, Ltd.: Subordinated Notes


* Excluded as regards Investment Management and Performance-Based Fees but not as regards Asset-Based Consulting Fees


                                      S-1-2

                 Schedule 2 to Amended and Restated Investment Advisory and Management Agreement, dated as of January 1, 1999, between Alliance Capital Management L.P., Alliance Corporate Finance Group Incorporated and The Equitable Life Assurance Society of the United States.

                           Excluded Separate Accounts

      The Separate Accounts of Client described below are not included in the Accounts for which Adviser is to act as investment adviser under this Agreement.

           Pooled Separate Accounts and Single Client Separate Accounts for which Client as investment manager has designated or hereafter designates Lend Lease Real Estate Investments, Inc. as its investment adviser.

           Pooled Separate Accounts Nos. 20 (Quantitative International Portfolio), 21 (The Pacific Basin Portfolio) and 22 (Fundamental International Portfolio) for which Client as investment manager has designated third parties as its investment advisers.

           Pooled Separate Accounts and Single Client Separate Accounts for which Client as investment manager has designated or hereafter designates third parties as its investment advisers with respect to such accounts.


                                      S-2-1

                 Schedule 3 to Amended and Restated Investment Advisory and Management Agreement, dated as of January 1, 1999, between Alliance Capital Management L.P., Alliance Corporate Finance Group Incorporated and The Equitable Life Assurance Society of the United States.

          Investment of General Account Classes in Investment Vehicles

      This Schedule 3 is to be amended from time to time pursuant to Section 4(c) of the Agreement



                                      S-3-1

                 Appendix I to Amended and Restated Investment Advisory and Management Agreement, dated as of January 1, 1999, between Alliance Capital Management L.P., Alliance Corporate Finance Group Incorporated and The Equitable Life Assurance Society of the United States.

                                Fees for Services

         Adviser will receive from Client fees according to this Appendix. Asset-based fees are based on the carrying value determined in accordance with generally accepted accounting principles ("GAAP") of assets held pursuant to this Agreement or, in the case of derivatives of assets not otherwise in the Accounts on the related notional values, as of the beginning of the billing period; except that (i) all fixed maturities are to be valued at amortized cost determined in accordance with GAAP and (ii) asset-based fees for Side-by-Side Investments are based on the Book Value (under Statutory Accounting) of such investments. Asset-based fees will be billed quarterly at 1/4 the annual rate stated on the attached schedule. Performance fees will be calculated and billed as provided herein. All such bills shall be due and payable within 30 days of the date of the respective invoice.

         Overdue bills will accrue interest on the unpaid balance at a compounded interest rate which is the equivalent of the prime rate announced from time to time by The Chase Manhattan Bank, N.A. if not paid by the due date. Such interest shall not accrue on any billed amounts which are the subject of a good faith dispute the parties agree to use their best efforts to resolve.

         Fees applicable to periods shorter than a calendar month or, in the case of those billed quarterly, a calendar quarter due to circumstances such as either the effective date of this Agreement or termination of this Agreement will be prorated either from the effective date or to the termination date, whichever is appropriate, and will be based on the value of investments held under this Agreement as of either the end of the short period or the termination date, whichever is appropriate.

         In computing the market value of any investment held under this Agreement, each security listed on a national securities exchange shall be valued at the last quoted sale price on the valuation date on the principal exchange on which such security is traded, if such is available; however, if no such price shall be available and in the case of any other security or asset such securities or assets shall be valued in a manner determined in good faith by Adviser to reflect its fair market value.



                                      A-I-1

         Fee computations at the end of each relevant period shall be adjusted to correct for any accounting errors or omissions made during that or any prior period and not otherwise corrected and adjusted for in a prior fee computation.

A.    Schedule of Asset-Based Fees

Asset Class                                                Annual Fee
-----------                                                ----------

Core Public Bonds                                          8 Basis Points
  Publicly Traded Securities and Preferred Stock
  (including securities received in exchange for Rule 144A securities) and the cash and cash-equivalent proceeds thereof not withdrawn by Client

Core Private Placements                                    16.5 Basis Points
  Privately Placed Securities and Preferred Stock

Common Stock                                               20 Basis Points

Convertible Bonds                                          35 Basis Points

Limited Partnerships/Enhanced Return Funds                 30 Basis Points


Enhanced Private Placements                                35 Basis Points
  Direct enhanced return investments designated as such by Client after January 1, 1995

  Investments prior to January 1, 1995 in bank participations and assignments and in privately placed NAIC Grade 3 securities

Public High Yield Bond Portfolio

  This portfolio is comprised of assets and investments    45 Basis Points for
  designated by Client as part of this portfolio,          first $500 million,
  primarily investments in publicly traded below           40 Basis Points for
  investment grade securities and secondarily in           excess
  privately placed below investment grade securities, of the non-cash proceeds from the disposition of any of such securities such as convertible and equity securities, and of cash proceeds thereof not withdrawn by Client. The investments made for this portfolio shall not be subject to any other asset-based fees contained in this Agreement.


                                      A-I-2

Emerging Markets                                           50 Basis Points
  Sovereign and Corporate Emerging Market Debt

B. Derivatives Fees

  Derivatives Transactions with respect to                 8 Basis Points per
  assets not otherwise in the Accounts                     annum for the first
                                                           year and 2 Basis
                                                           Points per annum for
                                                           each succeeding year

C.  Asset-Based Consulting Fees

   Consulting for portfolio strategies and on tax and      2 Basis Points per
   regulatory issues, working with Client on cash flow     annum on the total
   management, and reviewing with and reporting to Client  value of assets
   except more frequently than monthly                     swaps using the asset
                                                           bases used for each
                                                           fee category

D.  Special Portfolios


                                      A-I-3

         1.  Side-by-Side Investments

         Investments, together with any investments received as a result of restructuring of such investments, designated for purposes of the Equitable Capital Agreement (as defined below) as Side-by-Side Investments ("Side-by-Side Investments") shall accrue a fee for the life of such investments comprised of an Asset-Based Fee and a Performance-Based Fee, each described below. The total of the pro rata interests of each investment segment of Client in Side-by-Side Investments made in any calendar year and any investments received as a result of restructuring such investments, is herein denominated a "Side-by- Side Calendar Year Portfolio." The Side-by-Side Calendar Year Portfolios shall be considered as discrete pools for the purposes of the Asset-Based Fee and Performance- Based Fee calculations stated below. Such fee calculations shall not be applicable to any other such pool or any other investments nor shall any other fees provided in this Agreement, other than Service Based Fees, be applicable to the Side-by-Side Calendar Year Portfolios.


                                      A-I-4

         Transaction Fees. Client will be paid its pro rata share of 80% of any transaction or other third party fees paid to Adviser in connection with Side-by-Side Investments.

Adviser will retain 20% of such fees.

         Asset-Based Fee. Each Side-by-Side Calendar Year Portfolio shall incur an Asset-Based Fee at an annual rate of 10 Basis Points of the Book Value (under Statutory Accounting) of the Side-by-Side Investments (payable quarterly, as provided above), provided that:

           a) Write-downs reflecting a significant deterioration in creditworthiness as reflected on the statutory accounting records of Client will be reflected in the valuation.

           b) Written down instruments, including those written down before the date of this agreement, may be subsequently written up as reflected on the statutory accounting records of Client by an amount not to exceed the amount of the original write-downs.

         Performance-Based Fee. The Performance-Based Fee shall be computed and paid at the end of each calendar year and shall not be computed on a cumulative basis. It will be computed separately on each Side-by-Side Calendar Year Portfolio as follows:

         1. The "Portfolio Gain (Loss)" and the "Hurdle Amount" will be calculated as defined below.

         2. If the Portfolio Gain (Loss) minus the Hurdle Amount minus any "Performance Credits" (as defined below) is positive it will be termed the "Net Performance Gain." If the Portfolio Gain (Loss) minus the Hurdle Amount minus any "Performance Credits" is negative, it will be termed the "Net Performance Loss."

         3. If a "Net Performance Gain" occurs, the Performance-Based Fee will be equal to 20% of the Net Performance Gain.

         4. If a "Net Performance Loss" occurs, no Performance-Based Fee will be earned on the this Side-by-Side Calendar Year Portfolio for the current calendar year. Instead, the Net Performance Loss will be applied to future Performance-Based Fee calculations in the same Side-by-Side Calendar Year Portfolio as follows:


                                      A-I-5

               a) A "Performance Credit" will be computed equal to one seventh of the "Net Performance Loss."

               b) This "Performance Credit" will be subtracted from the annual calculation of Net Performance Gain (Loss) (as described in #2 above) in the same Side-by-Side Calendar Year Portfolio in which the Performance Credit was generated (as described in #2 above) in each of the next seven years or until all securities in the same Side-by-Side Calendar Year Portfolio are liquidated, whichever occurs first.

         Performance Credits shall be deemed to include outstanding performance credits, if any, for purposes of performance fee calculations under the investment advisory and management agreement between Client and Equitable Capital Management Corporation (the "Equitable Capital Agreement") which this agreement replaces.

         For Side-by-Side Calendar Year Portfolios established through 1989, a Net Performance Gain can occur (and a Performance-Based Fee would be earned) in the event of a Portfolio Loss if the Hurdle Amount is negative by an amount greater than the Portfolio Loss and any applicable Performance Credits are less than the amount of such difference.

         Portfolio Gain (Loss) means for each Side-by-Side Calendar Year Portfolio during the computation period, the sum of any realized gains, earned or accrued interest and dividends, interest accrued on original issue discount instruments, any write-ups as provided in b) of the definition of "Asset-Based Fee" above minus any realized losses and any write-downs as provided in a) of such definition.

         For Side-by-Side Calendar Year Portfolios established through 1989, the term "Hurdle Amount" means the sum of interest earned or accrued and any deemed realized gains minus any deemed realized losses during each computation period on the Client's pro rata share of a notional portfolio of U.S. Treasury securities ("Treasury Securities") selected by Adviser from those currently issued at the time a Side-by-Side Investment is committed with maturity and payment characteristics most closely matching each Side- by-Side Investment and in equivalent amount. The initial notional portfolio shall be carried over from the Equitable Capital Agreement. With respect to equity investments, the notional investments will be seven-year zero coupon Treasury Securities of equivalent amount. If at the end of such seven year period, such equity investment is still held in the Side-by-Side Calendar Year Portfolio, the hypothetical proceeds of the maturing zero coupon Treasury Security will be deemed reinvested in another seven-year zero coupon Treasury Security currently issued at such time. If and when a security is written down or sold from the Side-by-Side Calendar Year Portfolio, the corresponding notional Treasury


                                      A-I-6

Security or Securities shall be deemed to have been sold at its market value at such time. The Hurdle Amount may be positive or negative.

         For Side-by-Side Calendar Year Portfolios established in 1990 and years following, the term "Hurdle Amount" means the interest that would have been earned or accrued during the computation period on seven-year Treasury Securities selected by Adviser from those currently issued at the time each investment for the Side-by-Side Calendar Year Portfolio is committed in an equivalent amount. Such interest is deemed to be earned as long as the corresponding actual investment is held in the Side-by-Side Calendar Year Portfolio.

         A separate Hurdle Amount will be computed for each Side-by-Side Calendar Year Portfolio.

         Notwithstanding anything to the contrary in this Section D.2. Side-by-Side Investments, if (i) a Side-by-Side Calendar Year Portfolio established through 1989 (the "Portfolio") has a Net Performance Gain for a calendar year or has a Net Performance Loss for such year but would have a Net Performance Gain for such year after giving effect to this paragraph, (ii) a debt security (including for this purpose a redeemable preferred stock treated as debt under generally accepted account principles ("GAAP")) (the "Debt Security") was sold from the Portfolio during such year, (iii) a deemed gain was realized on the deemed sale of the notional Treasury Security or Securities corresponding to the Debt Security, (iv) such deemed gain exceeded the gain, if any, on the sale of the Debt Security (such excess being referred to herein as the "Notional Performance Loss"), and (v) gains in excess of the Notional Performance Loss are reasonably expected by the Adviser in its sole discretion to be realized by the Portfolio on future sales of equity securities (common stock, warrants and preferred stock not treated as debt under GAAP) then included in the Portfolio and part of or derived from the investment which included the Debt Security sold (the "Equity Securities") in calendar years in which the Portfolio has Net Performance Gains, then the Notional Performance Loss will be excluded in computing the Net Performance Gain (Loss) for such Portfolio for such calendar year and subtracted only in computing Net Performance Gain (Loss) in one or more future calendar years. The Notional Performance Loss so deferred will be subtracted in computing the annual Net Performance Gain (Loss) for the Portfolio in the future calendar year or years in which the Portfolio disposes of the Equity Securities. The percentage of the deferred Notional Performance Loss to be subtracted in any such calendar year will be equal to the percentage of the Equity Securities disposed of in such year; provided that if the Equity Securities are written down to zero in such calendar year 100% of the remaining deferred Notional Performance Loss will be subtracted in such calendar year. If the Equity Securities are comprised of more than one type of security, the percentage disposed of in any calendar year will be determined by converting at the


                                      A-I-7
applicable time or times the types of securities other than common stock into an equivalent number of shares of common stock.

         2.  Mezzanine Private Placement Portfolio

         Client will, from time to time, designate assets as part of the Mezzanine Private Placement Portfolio (the "Mezzanine Portfolio"). Investments made in any calendar year as part of the Mezzanine Portfolio, together with any investments derived therefrom, (a "Mezzanine Calendar Year Portfolio") shall be considered as one discrete pool for the purposes of the Mezzanine Portfolio Asset-Based Fee, the Mezzanine Portfolio Net Income Performance-Based Fee and the Mezzanine Portfolio Net Gain Performance- Based Fee, each described below. Notwithstanding the foregoing, the 1995 Mezzanine Calendar Year Portfolio shall include certain investments designated by Client that were made in 1994. Such Mezzanine Portfolio fees shall not affect any other investments. The investments made for the Mezzanine Portfolio shall not be subject to any other asset-based or performance-based fees contained in this Agreement notwithstanding the applicability of such fees to the same or similar type investments as those made for the Mezzanine Portfolio. The Performance-Based Fees cannot be negative.

         Mezzanine Portfolio Asset-Based Fee. The Mezzanine Portfolio will incur an Asset-Based Fee for the life of such investments of 35 Basis Points per annum on the value of the Mezzanine Portfolio determined in the manner set forth in the first paragraph of this Appendix I.

         Mezzanine Portfolio Net Income Performance-Based Fee. The Mezzanine Portfolio will incur a Net Income Performance-Based Fee for the life of such investments. For each calendar year, the Net Income Performance-Based Fee for any Mezzanine Calendar Year Portfolio shall be 20% of the excess, if any, of the Net Income of such Portfolio over the Notional Income of such Portfolio.

           Income for any period means the sum of accrued interest income adjusted for amortization of premium and accrual of discount, dividend income, and transaction and other third party fees earned during the period in accordance with generally accepted accounting principles.

           Notional Income for any period means the interest that would have been earned during the period in accordance with generally accepted accounting principles on a notional portfolio of U.S. Treasury securities if the yield on such securities were the Yield on such securities plus 200 basis points. The notional portfolio shall include for each investment in a Mezzanine Calendar Year Portfolio a seven-year Treasury security selected by Adviser from those currently issued at


                                     A-I-8
           the time such investment is committed in an initial equivalent amount and having payment characteristics most closely matching at such time an equivalent investment by Client in Treasury securities in accordance with the Investment Guidelines. If an investment in the Mezzanine Calendar Year Portfolio, and any securities derived from such investment,

                 (i) is paid or sold in whole or in part or written down to zero, the matching Treasury security or a proportionate part thereof, as the case may be, shall be removed from the notional portfolio, or

                 (ii) is written down but not to zero, the matching Treasury security shall not be deemed to be written down but shall be deemed to continue to be outstanding without reduction in principal amount because of such writedown and to have the same maturity and payment characteristics.

         If the Treasury security matching an investment in a Mezzanine Calendar Year Portfolio matures before such investment is paid or sold in its entirety, such Treasury security shall be replaced by a new seven-year Treasury security selected by Adviser in an initial amount equivalent to and having payment characteristics most closely matching the Treasury security being replaced.

         Yield for any Treasury security included in the notional portfolio means the yield on such security at the time the related investment is committed for inclusion in a Mezzanine Calendar Year Portfolio or, if the Treasury security replaces a Treasury security included in the notional portfolio, at the time the Treasury security being replaced matures.

         The Net Income Performance-Based Fee for each calendar year shall be calculated at the end of each calendar quarter based on results through that quarter and billed quarterly. If the cumulative annual fee for a Mezzanine Calendar Year Portfolio at the end of any quarter after the first is less than the fees paid for the prior quarters in such year, Client may offset the excess paid against any other fees otherwise payable to Adviser whether or not in connection with such Portfolio.

         Net Gain Performance-Based Fee. The Mezzanine Portfolio shall incur a Net Gain Performance-Based Fee for the life of such investments. For each calendar year, the Net Gain Performance-Based Fee for any Mezzanine Calendar Year Portfolio shall be 10% of (i) the Cumulative Net Gains, if any, of such Portfolio as of the end of such year in excess of the Asset Incentive Reserve for such Portfolio as of the end of such year, minus (ii) that part, if any, of such Cumulative Net Gains with respect to which Net Gain Performance-Based Fees were incurred by such Portfolio for prior years.


                                     A-I-9

           Cumulative Net Gains (Losses) of a Mezzanine Calendar Year Portfolio means realized gains on cash sales of investments net of realized losses and writedowns determined in accordance with generally accepted accounting principles on a cumulative basis from the inception of the Portfolio, except that any losses realized on cash sales of bonds not initiated by Adviser's recommendation will be excluded.

           Asset Incentive Reserve for a Mezzanine Calendar Year Portfolio means a reserve for future Cumulative Net Losses, if any, to which Cumulative Net Gains (Losses) of such Portfolio shall be credited or charged, as the case may be, subject to a maximum equal at the end of any calendar year to a percentage of the value of such Portfolio as of the end of such year determined in the manner set forth in the first paragraph of this Appendix I which percentage shall be 10% until the value of such Portfolio is less than 50% of its value as of the end of the calendar year in which it was established (e.g., December 31, 1995 for the 1995 Mezzanine Calendar Year Portfolio) determined in such manner and thereafter shall be 20%. If a Mezzanine Calendar Year Portfolio has Cumulative Net Losses at the time all of the investments and any securities derived from such investments, in such Portfolio have been paid, sold or written off in their entirety, such Cumulative Net Losses shall be charged in chronological order against Asset Incentive Reserves established for other Mezzanine Calendar Year Portfolios.

         E.  Schedule for Service-Based Fees


Services                                        Annual Fee
--------                                        ----------

Non-Equitable legal and                         Costs incurred will be passed
consulting services required for                through directly to the
private placement workouts                      Client*
(Client to be notified of these costs
as they are incurred)

------------
* At the request of Client, Adviser will (i) review with Client specified legal bills (both non-Equitable and Law Department) to assist Client in determining the appropriateness of those bills, and (ii) together with representatives of outside counsel or the Law Department assist Client in estimating future legal expenses to be incurred in connection with specified transactions.


                                     A-I-10

Equitable Law Department                        Costs incurred will be passed
services for insurance company                  through directly to the Client.
regulation compliance and review

DLJ Bridge Fund Services for                    2 Basis Points per annum on
administration and tracking,                    the total value of assets in the
prepare statutory reports and                   fund determined in the
handle the settlement of all bridge             manner set forth in the first
transactions                                    paragraph of this Appendix I,
                                                billable and payable in the
                                                same manner as asset-based
                                                fees


                                     A-I-11

                 Appendix II to Amended and Restated Investment Advisory and Management Agreement, dated as of January 1, 1999, between Alliance Capital Management L.P., Alliance Corporate Finance Group Incorporated and The Equitable Life Assurance Society of the United States.

                             Fees due to Adviser for
                      Managing Separate Accounts for Client

         Adviser will receive from Client fees according to this schedule. Unless otherwise indicated, fees are based on the market value of assets held pursuant to this Agreement as of the end of the calendar month and are calculated at 1/12 of the annual rates stated in this schedule. Such fees are billed monthly by Adviser within 30 days of the end of the month. All such bills shall be due and payable within 30 days of the date of the respective invoice.

         Overdue bills will accrue interest on the unpaid balance at a compounded interest rate which is the equivalent of the prime rate announced from time to time by The Chase Manhattan Bank, N.A. if not paid by the due date. Such interest shall not accrue on any billed amounts which are the subject of a good faith dispute the parties agree to use their best efforts to resolve.

         Fees applicable to periods shorter than a calendar month due to circumstances such as either the effective date of this Agreement or termination of this Agreement will be prorated either from the effective date or to the termination date, whichever is appropriate, and will be based on the value of investments held under this Agreement as of either the end of the short period or the termination date, whichever is appropriate.

         In computing the market value of any investment held under this Agreement, each security listed on a national securities exchange shall be valued at the last quoted sale price on the valuation date on the principal exchange on which such security is traded, if such is available; however, if no such price shall be available and in the case of any other security or asset such securities or assets shall be valued in a manner determined in good faith by Adviser to reflect its fair market value.

         Fee computations at the end of each relevant period shall be adjusted to correct for any accounting errors or omissions made during that or any prior period and not otherwise corrected and adjusted for in a prior fee computation.


                                     A-II-1

         The Adviser is due a fee for managing the Separate Accounts for which Adviser acts as investment adviser under this Agreement which is equal to 100% of the fees payable to Client by participants in such Separate Accounts pursuant to their contracts with Client, subject to the following exceptions:

1.  Retirement Investment Account and EQUI-PEN-PLUS products

         The fee for assets invested in Pooled Separate Accounts 3 (Aggressive Stock), 4 (Growth Stock), 10 (Strategic Balanced) and 13 (Intermediate Duration
Bond) by Client with respect to its Retirement Investment and EQUI-PEN-PLUS products shall be calculated by applying the following rate schedule to the combined market value of all assets so invested.

         Rate Schedule

           First        $2,000,000/85 basis points

           Next          3,000,000/60 basis points

           Next          5,000,000/40 basis points

           Next         15,000,000/30 basis points

           Next         75,000,000/25 basis points

           Over        100,000,000/20 basis points

    A 15 Basis Point surcharge shall be applied to assets invested in Separate Account 3.

2.  Association Plans

    (a) For each Single Client Separate Account for an Association Plan client, whether established before or after the date of this Agreement, the fee shall be negotiated by Client and Adviser.

    (b) The fee for assets invested in Pooled Separate Accounts 3 (Aggressive Stock), 4 (Growth Stock) and 10 (Strategic Balanced) made by Client with respect to its Association Plans shall be calculated by applying the rate


                                     A-II-2
        schedule set forth in Paragraph 1 above to the combined market value of all assets so invested on the prior month end.

3.  International Fund

         The fee otherwise payable with respect to Separate Account 24 (International) shall be reduced by the fees payable to third parties acting as investment advisers with respect to Separate Accounts 20 (Quantitative International Portfolio), 21 (The Pacific Basin Portfolio) and 22 (Fundamental International Portfolio).

4.  Short Term Fund (Lend Lease)

         That portion of the assets in the Pooled Separate Accounts and Single Client Separate Accounts as to which Lend Lease Real Estate Investments, Inc. ("Lend Lease") has been designated by Client as its investment adviser that consists of cash or cash equivalents is invested in Separate Account 2A as to which Adviser is the investment adviser and provides securities accounting services under this Agreement. The fee payable to Adviser with respect to Separate Account 2A shall be calculated on average daily net asset value at the annual rate of 8.5 Basis Points up to $200 million and of 5 Basis Points on the excess over $200 million and shall be billed to Lend Lease and paid by it out of the advisory fees Lend Lease receives from Client with respect to the Separate Accounts managed by it.

6.  Annuity Separate Accounts

         For purposes of this Agreement, Annuity Separate Accounts include assets invested in Single Client Separate Accounts 137 (Equitable Retirement), 146F (Colgate Palmolive), 148 (New Yorker Magazine), 159 (Foster Wheeler), 185 (Equitable Retirement) and 192 (Major League Baseball) and assets invested by Client in Pooled Separate Accounts pursuant to contracts with Client established to support annuity commitments made by the contractholders. On the date of this Agreement, Client has such contracts with Ethyl, Batus, Benjamin Moore, Quaker State and Rockefeller Group. The fees for assets invested in Annuity Separate Accounts shall be calculated in the same manner as the fees for such assets payable to Equitable Capital Investment Corporation ("ECMC") were calculated under the investment advisory


                                     A-II-3
agreement dated January 2, 1987 between Client and ECMC as amended by letter agreements dated July 6, 1988 and July 1, 1991 that this Agreement replaces and as modified with respect to Single Client Separate Account 146F (Colgate Palmolive) as described in a memorandum dated March 6, 1992 from ECMC to Client.


                                     A-II-4